                                  EXHIBIT 3.1





                     RESTATED CERTIFICATE OF INCORPORATION





                                       OF





                                      NABI

                                  EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                      NABI


         NABI (formerly North American Biologicals, Inc., and hereinafter referred to as the "Corporation") filed its original certificate of incorporation with the Secretary of State of the State of Delaware on March 14, 1969. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on December 5, 1995, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended or supplemented, and there are no discrepancies between those provisions and the provisions of this restated certificate.

                 FIRST:  The name of the Corporation is NABI.

                 SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is United States Corporation Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares consisting of

         a)   5,000,000 shares of Preferred Stock, par value $.10 per share and

         b)  75,000,000 shares of Common Stock, par value $.10 per share.

         Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation.
Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of stock of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

         Subject to the provisions of any applicable law, this Restated Certificate of Incorporation or of the By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or herein or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         There is hereby established a series of the authorized preferred shares of this corporation having a par value of $.10 per share and a stated value of $.65 per share, which series shall be designated as "Series A Convertible Preferred Stock," shall consist of 1,538,462 shares, which number of shares may not be increased, and shall have the following rights, preferences and limitations:

                 a) Conversion Rights. At any time subsequent to the Issue Date, the holders of any one or more shares of the Series A Convertible Preferred Stock may, at their option, convert such share or shares, on the terms and conditions set forth in this Paragraph a), into fully paid and non-assessable common shares of this Corporation as such common shares shall be constituted at the Issue Date. Each share of Series A Convertible Preferred Stock shall be convertible into one common share, $.10 par value per share; provided, however, that the number of common shares issuable on conversion of each share of Series A Convertible Preferred Stock (the "Conversion Amount") shall be subject to adjustment as follows:

                 (1) In case this Corporation shall at any time (i) subdivide its outstanding common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock into a greater number of shares, or (ii) pay a dividend to holders of its securities in common shares of the class issuable upon the conversion of the Series A Convertible Preferred Stock, the Conversion Amount shall be proportionately increased. In case this Corporation shall at any time combine its outstanding common shares of the Class issuable upon conversion of the Series A Convertible Preferred Stock, the Conversion Amount shall be proportionately decreased. Any such adjustment shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (2) In case of any reclassification or change of the common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock (other than a change from no par value to par value, or from par value to no par value, or a change in par value, or as a result of a subdivision or combination of shares) into a lesser number of shares, or in case of any consolidation or merger of this Corporation with or into another corporation (other than a merger with a subsidiary in which merger this Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock), or in case of any sale or substantially all of the property of this Corporation, the holder of each share of the Series A Convertible Preferred Stock then outstanding shall have the right thereafter, subject to the terms and conditions of this Paragraph a), to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, or sale by a holder of the number of common shares of this Corporation into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, or sale, and shall have no other conversion rights under these provisions; and effective provision shall be made in the Articles of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Convertible Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Convertible Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than common shares shall be issuable or deliverable upon conversion as aforesaid, then all reference in this Subparagraph (2) shall be deemed to apply so far as appropriate and as nearly as may be, to such other securities or property.

                 (3) No fractional common shares shall be issued on any conversion, but in lieu thereof, this Corporation shall, at its option, either
(a) pay therefor in cash in an amount equal to the current market value of such fractional interest computed on the basis of the last reported sale of common shares on any national securities exchange on which the common shares may then be listed prior to the date upon which conversion is deemed to have been effected, or, if such shares are not then so listed, at the average of the bid and asked prices of such common shares in the over-the-counter market on the three (3) business days prior to the date upon which conversion is deemed to have been effected, as shown by the National Association of Securities Dealers, Inc., Automated Quotation System Level I, or the nearest comparable system, or in the absence of either, the fair market value as determined by the Board of Directors (whose determination shall be conclusive), or (b) make such arrangements as the Board of Directors shall approve to enable the holder of a fractional interest to sell such interest or buy an additional fractional interest sufficient to make one whole share of common stock.

         Whenever there is a subdivision or combination of, or a dividend payable in, common shares requiring a change in the Conversion Amount, this Corporation shall file with the Transfer Agent for its common shares in the City of New York, New York, and at its principal office in the City of Miami, Florida, a statement signed by the President or a Vice President and by the Treasurer or the Secretary of this Corporation, describing specifically such subdivision or combination of or dividend payable in common shares and stating the adjustments which shall be made to the Conversion Amount and the Conversion Amount as so adjusted. The statement so filed shall be open to inspection by any holder of record of shares of Series A Convertible Preferred Stock. This Corporation shall at the time of filing any such statement mail notice to the same effect to the holders of shares of Series A Convertible Preferred Stock at their addresses appearing on the books of this Corporation or supplied by them to this Corporation for the purpose of notice.

         Upon surrender to this Corporation at the office of the Corporation in Miami, Florida, or at such other place or places, if any, as the Board of Directors of this Corporation may determine, of certificates, duly endorsed to this Corporation or in blank, for shares of Series A Convertible Preferred Stock to be converted, together with directions in writing to this Corporation to convert such shares specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, this Corporation will issue as of the time of such surrender the number of full common shares issuable on conversion thereof and as promptly as practicable thereafter will deliver certificates for such common shares and either cash for any remaining fraction of a share or order forms entitling holders to sell fractional interests or purchase additional fractional interests necessary to make a full share, as provided in Subparagraph (2) above.

         Shares of Series A Convertible Preferred Stock converted into common shares as hereinbefore provided shall be retired and restored to the status of authorized and unissued preferred shares. Shares so converted shall not be reissued as Series A Convertible Preferred Stock.

         This Corporation shall at all times after the Issue Date reserve for issuance upon conversion of Series A Convertible Preferred Stock a sufficient number of full common shares for the conversion of each outstanding share of Series A Convertible Preferred Stock at the current Conversion Amount.

                 b) Rights Upon Liquidation or Dissolution. The amounts payable to holders of Series A Convertible Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall be equal to the amounts set apart or payable on account of the shares of common stock in the same amount, as if such Series A Convertible Preferred Stock had been fully converted into Common Stock. The holder's of Series A Convertible Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation after payment of the foregoing amounts. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this Paragraph b).

                 c)  Voting Rights.

                 (1) The holders of Series A Convertible Preferred Stock shall have one vote per share on all matters to come before the shareholders of this Corporation and shall vote together with the Common Stock and not as a separate class except as otherwise herein specifically provided and except that the holders of the Series A Convertible Preferred Stock shall be entitled to vote as a class for the approval or rejection of those matters which under the provisions of the laws of the State of Delaware require approval of a designated portion of the shares of such class or series.

         So long as 769,231 or more of the shares of Series A Convertible Preferred Stock shall be outstanding, or, if there have been share adjustments as described in Section a) above, so long as there are outstanding the number of shares which equals fifty percent or more of the shares outstanding from time to time after giving effect to said share adjustments, if any, the holders thereof, voting as a separate class, shall be entitled to elect a majority of the whole Board of Directors of the Corporation. The holders of the Common Stock shall be entitled to elect a minority of the Board of Directors of the Corporation voting as a separate class.

         No director elected by the holders of the Series A Convertible Preferred Stock, voting as a class, shall during his or her term of office be removed from office except upon the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose, and any vacancy caused by the death, resignation, inability to serve, or removal of any director elected by the holders of the Series A Convertible Preferred Stock, voting as a separate class, shall be filled only by a vote of the remaining directors elected by the Series A Convertible Preferred Stock voting as a separate class.

         In case the special voting rights of the holders of the Series A Convertible Preferred Stock for the election of a majority of the Corporation's Board of Directors shall cease in accordance with the provisions of the Section, the terms of office of the directors so elected shall cease at the next annual meeting of stockholders.

                 (2) Unless the vote or consent of the holders of a greater number of shares of Series A Convertible Preferred Stock shall at the time be required by law the consent of the holders of at least a majority of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for the purpose at which the holders of Series A Convertible Preferred Stock shall vote separately as a class, shall be necessary for authorizing, effecting or validating the sale, lease, exchange, transfer or conveyance of all or substantially all of the property or business of the Corporation, or the parting with control thereof, or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation; provided, however, that the provisions of this Subsection (2) shall not apply to, nor shall any consent of the holders of the Series A Convertible Preferred Stock be required for, the merger or consolidation of the Corporation, into or with another corporation, or the merger or consolidation of another corporation into or with the Corporation, if none of the preferences, rights, powers or privileges of the Series A Convertible Stock or the holders thereof will be adversely affected thereby, and if the Corporation resulting from such merger or consolidation shall be bound by the provisions hereof as fully and to the same extent as if it were the Corporation.

                 (3) The consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Series A Convertible Preferred Stock shall vote separately as a class, shall be necessary for authorizing, effecting or validating any amendment, alteration, or repeal of any of the provisions of the Restated Certificate of Incorporation of the Corporation, or any certificate amendatory thereof or supplemental thereto, so as to affect adversely any of the rights, powers, preferences or privileges of the Series A Convertible Preferred Stock or the holders thereof.

                 (4) If at any time dividends are declared on the Corporation's common shares, the Series A Convertible Preferred Stock shall have a right pari passu with the common shares as to the distribution of dividends.

                 FIFTH: The Board of Directors of the Corporation shall consist of seven members or such other number as shall be designated by the Board of Directors. The Board of Directors is expressly authorized and empowered to adopt, amend and repeal By-Laws, subject to the power of the stockholders to amend or repeal any By-Law made by the Board of Directors.

                 SIXTH: Unless and except to the extent that the By-Laws shall so require, the election of the directors need not be by written ballot.

                 SEVENTH: (i) Except as set forth in Part (ii) of this Article Seventh the affirmative vote or consent of the holders of (x) 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors and (y) 50% of the Series A Convertible Preferred Stock (so long as they have right to elect a majority of the Corporation's directors as provided for herein), voting as a separate class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Corporation or any Subsidiary (as hereinafter defined) having a then net worth in excess of $250,000 (as hereinafter defined) to any Other Corporation, or (c) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, the Certificate of Incorporation of the corporation or any agreement or contract to which the Corporation is a party.

                 (ii) The provisions of Part (i) of this Article Seventh shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of the stock of the Corporation entitled to vote for the election of directors.

                 (iii) For the purposes of Part (ii) of this Article Seventh, the Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Seventh.

                 (iv) As used in this Article Seventh the following terms shall have the meanings indicated:

         "Other Corporation" means any person, firm, corporation, or other entity, other than a Subsidiary of the Corporation.

         "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

         "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $250,000.

         An Other Corporation (as defined above) shall be deemed to be the "Beneficial Owner" of stock if such Other Corporation or "affiliate" or "associate" of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.)), as amended from time to time, directly or indirectly, controls the voting of conversion or other rights to acquire such stock.

                 (v) This Article Seventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of (x) 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors and (y) 50% of the shares of the Series A Convertible Preferred Stock (so long as they have right to elect a majority of the Corporation's directors as provided herein), voting as a separate class, each series of which shall be considered for the purposes of this Article Seventh as one class of stock.

                 EIGHTH: a) The Corporation shall indemnify its officers, directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs to the full extent permitted by law, and as more particularly set forth in the Corporation's By-laws. Such indemnification provisions of the Corporation's By-laws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

                 b) Notwithstanding any other provision of this Article Eighth, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                 c) Any repeal or modification of any provision of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification.

                 NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed or permitted by said laws and by this Certificate of Incorporation; and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

                 IN WITNESS WHEREOF, this Certificate has been signed by the Senior Vice President and Chief Financial Officer of NABI and said Corporation has caused its corporate seal to be hereunto affixed and attested to by the Secretary of said Corporation, all as of the 22nd day of March, 1996.


NABI


By:      /s/Alfred J. Fernandez
   -------------------------------------------------------
         Senior Vice President and Chief Financial Officer

Attest:


         /s/Constantine Alexander
   -------------------------------------------------------
         Secretary
          (SEAL)